EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To the Board of Directors
Neomedia Technologies, Inc.

We consent to the use of our Independent Auditors' Report dated April 2, 2003, covering the consolidated financial statements of Neomedia Technologies, Inc. as of December 31, 2002 and 2001 and for the years then ended, in the Form SB-2
Amendment No. 1 registration statement to be filed with the United States Securities and Exchange Commission on approximately December 18, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ Stonefield Josephson, Inc.
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CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 18, 2003